Exhibit 5.1

Baker & McKenzie Abogados, S.C.

Edificio Virreyes
Pedregal 24, piso 12
Lomas Virreyes / Col. Molino del Rey
11040 México, D.F.

Tel: +52 55 5279 2900

Fax: +52 55 5279 2999

b&m.comunicacion@bakermckenzie.com

www.bakermckenzie.com/mexico

Asia Pacific

Bangkok

Beijing

Hanoi

Ho Chi Minh City

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Jakarta*

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Melbourne

Shanghai

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Europe, Middle East
& Africa

Abu Dhabi

Almaty

Amsterdam

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Brussels

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Latin America

Bogota

Brasilia*

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Sao Paulo*

Tijuana

Valencia

North America

Chicago

Dallas

Houston

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Toronto

Washington, DC

* Associated Firm

November [*], 2019

Mr. Andres Campos

Luis Enrique Williams 549

Colonia Belenes Norte

Zapopan, Jalisco

45145, México

RE: Betterware de México, S.A. de C.V.

Form F-4 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Betterware de México, S.A. de C.V., a sociedad anónima de capital variable (the “Company”), in connection with the Registration Statement on Form F-4 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), initially filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on September 27, 2019, relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of up to 41,727,325 ordinary shares, no par value per share, of the Company (the “Shares”), which includes (i) 35,923,200 ordinary shares and (ii) 5,804,125 ordinary shares issuable upon exercise of warrants to purchase ordinary shares. In connection with the foregoing, you have requested our opinion with respect to the following matters.

For the purposes of giving the opinion contained herein, we have examined the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments, including the bylaws of the Company, and have made such other investigations as we have deemed relevant and necessary in connection with the opinions set forth below. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of officers and representatives of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Baker & McKenzie Abogados, S.C. is a member of Baker & McKenzie International, a Swiss Verein.

In rendering the opinion set forth below, we have also assumed that the Shares will be duly authenticated by the transfer agent and registrar for the Shares. In rendering the opinion set forth below, we have assumed that the certificates evidencing the Shares to be issued will be manually signed by one of the authorized officers of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Shares.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Registration Statement has been declared effective by the SEC and the Shares have been issued, delivered and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement, the Shares will be validly issued, duly authorized, fully paid and non-assessable.

The foregoing opinions are limited to matters involving the law of Mexico as in effect as of the date hereof, and we do not express any opinion as to the laws of any other jurisdiction. In particular, we have made no independent investigation of any other relevant jurisdiction outside of Mexico as a basis for the opinions stated herein and we do not express or imply any opinion on, or based on, the criteria or standards provided for in any such laws.

This opinion letter has been prepared and may be used by the Company as an exhibit in connection with the filing by the Company of the Registration Statement with the SEC. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Form F-4 and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

_________________________

Baker & McKenzie Abogados, S.C.